EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. {section} 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual  Report of China Holdings Group, Inc.  (the "Company") on Form 10-K for the year ending December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dempsey K. Mork, Chief Executive and Financial  Officer of the Company, certify, pursuant to 18 U.S.C. {section} 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that, to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 10, 2011 By /s/ Dempsey K. Mork ----------------------------- Dempsey K. Mork Chief Executive and Financial Officer (Principal Executive and Financial Officer)